EX-33.4
(loge) Homecomings Financial

A GMAC Company

Certification Regarding Compliance with Applicable Servicing Criteria

1. Homecomings Financial, LLC ("Homecomings") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 4-month period ending April 30, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include (i) all SEC-registered transactions closed on or after January 1, 2006 and (ii) unregistered transactions where Homecomings has agreed to prepare an assessment of compliance in conformity with Item 1122 of Regulation AB, for which Homecomings acted as a servicer and involving first and second lien mortgage loans and home equity loans (the "HFN Primary Servicing Platform") as set forth in Appendix B hereto.

2. Homecomings has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and Homecomings elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto. Homecomings has policies and procedures in place designed to provide reasonable assurance that the vendors activities comply in all material respects with the servicing criteria applicable to the vendors;

3. Except as set forth in paragraph 4 below, Homecomings used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" in Appendix A hereto are inapplicable to Homecomings based on the activities it performs, directly or through its Vendors, with respect to the HFN Primary Servicing Platform;

5. Homecomings has complied, in all material respects, with the applicable servicing criteria as of April 30, 2007 and for the Reporting Period with respect to the HFN Primary Servicing Platform taken as a whole, except as described in Appendix C hereto.

6. Homecomings has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of April 30, 2007 and for the Reporting Period with respect to the HFN Primary Servicing Platform taken as a whole;

7. Homecomings has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of April 30, 2007 and for the Reporting Period with respect to the HFN Primary Servicing Platform taken as a whole; and

8. PricewaterhouseCoopers LLP, a registered independent public accounting firm, has issued an attestation report on Homecomings's compliance with the applicable servicing criteria for the Reporting Period.


March 17, 2008

Homecomings Financial, LLC

By: /s/ Anthony N. Renzi
Name: Anthony N. Renzi
Title: Managing Director


(page)


APPENDIX A

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA


                                                                                                    NOT
                                                                                Performed by        Performed by
                                                                                Vendor(s) for       Homecomings
                                                                                which               or by
                                                                   Performed    Homecomings         subservicer(s)
                                                                   Directly     is the              or vendor(s)
                                                                   by           Responsible         retained by
Reference                            Criteria                      Homecomings  Party               Homecomings
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                                                  X
                to monitor any performance or other
                triggers and - events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                     X
                agreements to maintain a back-up servicer
                for the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited                  X            X(1)
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed, and approved as specified in
                the transaction agreements.
                                                                                                        X
1122(d)(2)(iv)  The related accounts for the
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Section 240.13k-1(b)(1)
                of this chapter.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  X
                to prevent unauthorized access.

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA


                                                                                                    NOT
                                                                                Performed by        Performed by
                                                                                Vendor(s) for       Homecomings
                                                                                which               or by
                                                                   Performed    Homecomings         subservicer(s)
                                                                   Directly     is the              or vendor(s)
                                                                   by           Responsible         retained by
Reference                            Criteria                      Homecomings  Party               Homecomings
1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations are: (A) mathematically
                accurate; (B) prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                                                   X
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports: (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of pool
                assets serviced by the Servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                                                  X
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                  X
                posted within two business days to the
                servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                  X
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets                                                   X
                is maintained as required by the
                transaction agreements or related pool
                asset documents.

1122(d)(4)(ii)  Pool asset and related documents are                                                   X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals, or                                                             X
                substitutions to the asset pool are made
                reviewed, and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                 X            X(1)
                payoffs, made in accordance with related
                pool asset documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest, or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The Servicer's records regarding the                   X
                pool assets agree with the servicer's
                records with respect to an obligor's
                unpaid principal balance.
                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA


                                                                                                    NOT
                                                                                Performed by        Performed by
                                                                                Vendor(s) for       Homecomings
                                                                                which               or by
                                                                   Performed    Homecomings         subservicer(s)
                                                                   Directly     is the              or vendor(s)
                                                                   by           Responsible         retained by
Reference                            Criteria                      Homecomings  Party               Homecomings

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's pool asset (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                    X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted, and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a pool
                asset is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent pool assets including, for
                example, phone calls, letters, and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for pool assets with variable
                rates are computed based on the related
                pool asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's pool asset documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable pool asset
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related pool asset, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                  X            X(2)
                (such as tax or insurance payments) are
                Payments made on behalf of an obligor
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                          X
                connection with any payment to be made on
                behalf of an obligor are paid from the
                servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                     X            X(2)
                obligor are posted within two business
                days to the obligor's records maintained
                by the servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs, and                        X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                      X
                support identified in Item
                1114(a)(1) through (3) or Item 1115 of
                this Regulation AB, is maintained as set
                forth in the transaction agreements.


(1) A vendor posts cash receipts received via lockbox submission to Homecomings' lockbox clearing account.

(2) A vendor provides certain information to Homecomings to assist Homecomings in making tax and insurance payments on behalf of certain obligors.



(page)


APPENDIX B


2007-KS3          2006-HSA2            2006-QO7          2006-S12
2007-KS4          2006-HSA3            2006-QO8          2006-S2
2007-QA1          2006-HSA4            2006-QO9          2006-S3
2007-QA2          2006-HSA5            2006-QS1          2006-S4
2007-QA3          2006-KS1             2006-QS10         2006-S5
2007-QH1          2006-KS2             2006-QS11         2006-S6
2007-QH2          2006-KS3             2006-QS12         2006-S7
2007-QH3          2006-KS4             2006-QS13         2006-S8
2007-QH4          2006-KS5             2006-QS14         2006-S9
2007-QO1          2006-KS6             2006-QS15         2006-SA1
2007-QO2          2006-KS7             2006-QS16         2006-SA2
2007-QO3          2006-KS8             2006-QS17         2006-SP1
2007-QS1          2006-KS9             2006-QS18         2006-SP2
2007-QS2          2006-NC1             2006-QS2          2006-SP3
2007-QS3          2006-NC2             2006-QS3          2006-SP4
2007-QS4          2006-NC3             2006-QS4          2006-WH1
2007-QS5          2006-QA1             2006-QS5          2006-WH11
2007-QS6          2006-QA10            2006-QS6          2006-QWH8
2007-RS1          2006-QA11            2006-QS7          2006-QWH20
2007-RZ1          2006-QA2             2006-QS8
2007-S1           2006-QA3             2006-QS9
2007-S2           2006-QA4             2006-RS1
2007-S3           2006-QA5             2006-RS2
2007-S4           2006-QA6             2006-RS3
2007-SA1          2006-QA7             2006-RS4
2007-SA2          2006-QA8             2006-RS5
2007-SP1          2006-QA9             2006-RS6
2006-EFC1         2006-QH1             2006-RZ1
2006-EFC2         2006-QO1             2006-RZ2


2006-HI1
2006-HI2
2006-HI3
2006-HI4
2006-HI5
2006-HSA1
2006-QO10
2006-QO2
2006-QO3
2006-QO4
2006-QO5
2006-QO6
2006-RZ3
2006-RZ4
2006-RZ5
2006-S1
2006-S10
2006-S11
2006-SA3
2006-SA4


(page)


2007-KS1
2007-KS2
2007-EMX1
2007-HSA2
2007-HSA1
2007-HI1

2007-2N
2007-DBALT-OA1
2007-DBALT-RAMP1
2007-GSR-AR1
2007-GSR-HEL1
2007-HV2
2007-LUM-2
2007-LXS-4N LEHMAN
2007-MANA-A2
2007-SARM-3 LEHMAN
2007-ACE SL1
2007-HALO AR1
2007-MARM1
2007-RFC1 CCM
2006-18N
2006-BAFC6
2006-CMLT1 AAR7
2006-D
2006-DBALT-AF1
2006-GSAA1
2006-GSAMP HE8
2006-GSR-AR2
2006-LUM3
2006-MARM-OA3
2006-RFC1 CCM
2006-BAFC-5
2006-DBALT-AR1
2006-LUM-5
2006-LUM-6
2006-MARM-OA1
2006-MARM-OA2
2006-BAFC-1

2006-POWH13
2006-POWH13B
2006-POWH16B
2006-POWH18B
2006-WH12
2006-HWH10
2006-POWH16
2006-POWH17
2006-POWH17B
2006-POWH18


(page)


2006-HWH17
2003-PTWH18


(page)


APPENDIX C

1. Certain refunds resulting from payoff transactions were not returned to the obligor within 30 calendar days of full repayment of the related pool asset, as required by criteria 1122(d)(4)(x)(C).